UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 12, 2013

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way

Boise, Idaho 83716-9632

(Address of principal executive offices)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

In a series of closings from November 12 through November 18, 2013, the Company issued $1,025 million in aggregate principal amount at maturity of 3.00% Convertible Senior Notes due 2043 (the “New Notes”) in exchange for approximately $80 million in aggregate principal amount of its 1.875% Convertible Senior Notes due 2027 (the “2027 Notes”), approximately $155 million in aggregate principal amount of its 1.50% Convertible Senior Notes due 2031 (the “2031A Notes”) and approximately $205 million in aggregate principal amount of its 1.875% Convertible Senior Notes due 2031 (the “2031B Notes” and together with the 2027 Notes and 2031A Notes, the “Exchanged Notes”).

The New Notes are governed by an indenture, dated as of November 12, 2013 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee.

Each $1,000 principal amount at maturity of New Notes has an issue price of $800 for purposes of the Indenture.  An amount equal to the difference between the issue price and the principal amount at maturity will accrue in accordance with a schedule set forth in the Indenture.  The issue price plus such accrued amount per $1,000 principal amount at maturity of New Notes is referred to herein as the “accreted principal amount.”  The New Notes have an interest rate of 3.00% per year per $1,000 principal amount at maturity, payable in cash semi-annually in arrears on May 15 and November 15 of each year, beginning May 15, 2014, and will mature on November 15, 2043, unless earlier repurchased, redeemed or converted.

The New Notes have an initial conversion rate of 34.2936 shares of the Company’s common stock, par value $0.10 per share (“Common Stock”), per $1,000 principal amount at maturity of New Notes, subject to adjustment, and are convertible, subject to certain conditions summarized below, into cash, shares of the Company’s Common Stock or any combination of cash and shares of the Company’s Common Stock, at the Company’s election.

Holders of the New Notes may convert their New Notes on or after August 15, 2043 until the close of business on the scheduled trading day immediately preceding the maturity date. Prior to August 15, 2043, holders of the New Notes may convert their New Notes under any of the following circumstances:

•                  During any calendar quarter beginning after March 31, 2014 (and only during such calendar quarter) if the closing price of the Company’s Common Stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 130% of the conversion price;

•                  If all or a portion of the principal amount at maturity of the New Notes have been called for redemption (with only such portion of such New Notes that have been called for redemption being convertible);

•                  If specified distributions to holders of the Company’s Common Stock are made, or specified corporate events occur; or

•                  During the five business days after any five consecutive trading day period in which the trading price per $1,000 principal amount at maturity of New Notes for each trading day of that period is less than 98% of the product of the closing price of the Company’s Common Stock and the conversion rate of the New Notes.

In the event of a fundamental change (as defined in the Indenture) or on November 15, 2028, holders of the New Notes may require the Company to repurchase all or a portion of their New Notes at a price per $1,000 principal amount at maturity of New Notes equal to accreted principal amount plus accrued and unpaid interest, to, but excluding, the repurchase date.  Holders of the New Notes who convert their New Notes in connection with a make-whole change in control (as defined in the Indenture) will, under certain circumstances, be entitled to a make-whole premium in the form of an increase in the conversion rate determined by reference to a make-whole table set forth in the Indenture.

The Company may elect to redeem all or any portion of the New Notes at a redemption price equal to 100% of the principal amount at maturity of New Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if the daily volume weighted average price of the Company’s Common Stock is greater than or equal to 130% of the then effective conversion price for at least 20 trading days during any 30 consecutive trading day period.  On or after November 20, 2018, the Company may elect to redeem all or any portion of the New Notes without regard to the price of the Company’s Common Stock at a redemption price equal to the accreted principal amount of the New Notes, plus accrued and unpaid interest, if any, to, but excluding the redemption date.  If the Company elects to redeem all or part of the principal amount at maturity of the New Notes prior to November 20, 2018, it will increase the conversion rate for holders who convert the principal amount at maturity of the New Notes selected for redemption by reference to a make-whole table set forth in the Indenture and make a payment equal to the amount of accrued and unpaid interest to such holders.

The following events are considered “Events of Default,” which may result in the acceleration of the maturity of the New Notes:

•                  the Company’s failure to pay when due the principal on any of the New Notes at maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

•                  the Company’s failure to pay interest, including any additional interest, on any of the New Notes for 30 days after the date when due;

•                  the Company’s failure to give timely notice of a termination of trading, a change of control or a make-whole change in control that does not constitute a change in control, which continues for a period of three business days;

•                  the Company’s failure to comply with its obligation to convert the New Notes upon exercise of a holder’s right to convert its New Notes, which continues for a period of three business days;

•                  the Company’s failure to comply with any other agreement under the Indenture or in the New Notes and the Company fails to cure or obtain a waiver of such default for a period of 60 days after receiving notice of such failure as required by the Indenture;

•                  the (i) Company’s failure to pay at maturity (after giving effect to any applicable grace period) any indebtedness of the Company in a principal amount in excess of $100 million, or (ii) acceleration of indebtedness of the Company in a principal amount in excess of $100 million because of a default with respect to such indebtedness without such indebtedness having been discharged, or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to the Company in accordance with the Indenture; and

•                  certain events of bankruptcy, insolvency or reorganization with respect to the Company.

A copy of the Indenture is filed herewith as Exhibit 4.1 and is incorporated herein by reference. The description of the New Notes contained in this Form 8-K are qualified in their entirety by reference to the Indenture.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing terms and conditions of the New Notes and Indenture described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, the Company issued $1,025 million in aggregate principal amount at maturity of New Notes to certain holders of the Exchanged Notes in a series of closings from November 12 through November 18, 2013 in a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Company offered and sold the New Notes to the holders of Exchanged Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the holders of Exchanged Notes.

The New Notes and Common Stock issuable upon conversion of the New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes are convertible into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, as described in Item 1.01 of this Current Report of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Indenture, dated as of November 12, 2013, by and between the Company and U.S. Bank National Association.
4.2	Form of New Note (included in Exhibit 4.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date: November 18, 2013	By:	/s/ Ronald C. Foster
	Name:	Ronald C. Foster
	Title:	Vice President of Finance and
Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED NOVEMBER 18, 2013

Exhibit No.	Description
4.1	Indenture, dated as of November 12, 2013, by and between the Company and U.S. Bank National Association.
4.2	Form of New Note (included in Exhibit 4.1)